EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 1350

OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report of Upexi, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2026, filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Dated: September 17, 2026	By:	/s/ Allan Marshall
Allan Marshall, President, Chief Executive Officer and Director
(Principal Executive Officer)